In connection with the Annual Report of One Price Clothing Stores, Inc. (the "Company") on Form 10-K for the periods ending February 1, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company as of and for the periods covered by the Report.


                   /s/ Leonard M. Snyder
                   -------------------------------------------------------------
                   Leonard M. Snyder,
                   Chief Executive Officer

May 19, 2003